Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, November 2, 2011
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD NET SALES

Third Quarter Operating Income Climbs over 13%

NORTHBROOK, IL — November 2, 2011 — KapStone Paper and Packaging Corporation (NYSE: KS) today reported results for the third quarter ended September 30, 2011.

•                  Record net sales of $216 million, up 4 percent versus 2010

•                  Adjusted EBITDA  of  $42.3 million, up $3.6 million versus 2010

•                  Diluted EPS of $0.35, down $0.47, or 57 percent versus 2010

•                  Adjusted diluted EPS of $0.39 equal to 2010

•                  Free cash flow of $0.79 per share, up $0.26 per share versus 2010

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone’s strong production in the third quarter of 2011 enabled us to achieve record net sales of $216 million and generate $38 million of free cash flow.  Our mills produced nearly 329,000 tons of paper, and we improved operating margins year-over-year with pricing and productivity improvements. We are  implementing a $50 per ton price increase for our kraft paper grades which will be fully realized in early 2012. Our order backlog remains strong.”

Third Quarter Operating Highlights

Net sales for the quarter ended September 30, 2011 were $215.8 million, an increase of 4.0 percent, when compared to third quarter of 2010 net sales of $207.5 million. The increase in net sales was attributable primarily to higher unit selling prices. Average revenue per ton increased to $639 in 2011 versus $614 during the third quarter of 2010 and accounted for $7.3 million of the improvement in sales. The higher average unit selling prices reflect full realization of price increases effective in 2010 and in the first half of 2011. Sales revenues in the third quarter of 2011 benefited by $1.5 million from favorable exchange rates. Offsetting the increase in net sales was $0.5 million due to Hurricane Irene in August 2011.

Operating income of $30.1 million for the 2011 quarter exceeded prior year’s results by $3.5 million. The primary reasons for the improved results were higher unit pricing and improved mix which contributed $7.9 million and productivity improvements of $1.7 million.  The stronger Euro, up 10 percent on the third quarter average, improved operating income by $1.5 million.

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However, operating income was negatively impacted by $5.1 million of inflation on input costs, mainly for caustic soda, higher wages, and freight-in for wood and $1.2 million for higher maintenance work at our Charleston mill.  In addition, KapStone incurred $1.1 million of expenses related to the USC acquisition.

Interest expense and amortization of debt issuance costs was $1.0 million for the third quarter of 2011, which decreased by $0.3 million versus the comparable quarter in 2010 as a result of year over year outstanding net debt reduction of $60.4 million. Net debt at September 30, 2011, is $18.3 million, and the interest rate on the majority of the Company’s debt is 1.74 percent.

The effective tax rate for the 2011 third quarter was 42.3 percent compared to negative 49.9 percent for the 2010 third quarter. The 2011 effective tax rate includes a $0.7 million discrete adjustment as 2010 income tax returns were filed during the quarter and a $0.6 million reduction in the expected benefit from the 2011 domestic manufacturing deduction. The 2010 effective tax rate included a $20.7 million benefit from the cellulosic biofuel producer’s credit. KapStone expects a 39.5 percent effective tax rate for the fourth quarter of 2011.

In August 2011, the Internal Revenue Service advised us that our tax returns for the years 2007 through 2009 have been forwarded to the Joint Committee on Taxation for final review and approval.

Cash Flow and Working Capital

Cash and cash equivalents increased by $17.5 million in the quarter ended September 30, 2011, reflecting $51.0 million provided by operating activities offset by $28.3 million used in investing activities and $5.1 million used in financing activities. Cash used for investing activities includes a $15.0 million deposit associated with the U.S. Corrugated Acquisition (“USC”) which was paid in conjunction with signing the definitive agreement on September 22, 2011.

Total net debt outstanding as of September 30, 2011, was $18.3 million and was reduced by $38.4 million during the third quarter of 2011.

At September 30, 2011, the Company had approximately $82.3 million of cash (including $15.0 million deposit for USC), $114.7 million of working capital and $91.7 million of revolver borrowing capacity.

USC Acquisition

In conjunction with our consummation of the USC acquisition on October 31, 2011, we entered into a new credit agreement with Bank of America. As we previously reported, the new credit agreement includes a $375.0 million five year, LIBOR based, term loan and a $150.0 million revolving credit facility. At closing, we retired our remaining $100.8 million due under our old credit agreement and paid $12.5 million in bank fees.

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Conclusion

Stone concluded, “Our legacy KapStone operations are performing very well, and we are now thoroughly engaged in welcoming and integrating U.S. Corrugated into the KapStone family.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Thursday, November 3, 2011, to discuss the Company’s financial results for the 2011 third quarter.  All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 800.591.6944

International: 617.614.4910

Participant Passcode: 88117705

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at http://earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (http://streetevents.com) a password-protected event management site.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is a leading North American producer of unbleached kraft paper products, linerboard and shipping containers.   The Company is the parent company of KapStone Kraft Paper Corporation which includes paper mills in Roanoke Rapids, NC, North Charleston, SC, and Cowpens, SC, fourteen converting locations in the east and midwest, and a lumber mill in Summerville, SC. The business employs approximately 2,700 people.

Non-GAAP Financial Measures

In addition to our audited consolidated financial statements presented in accordance with U.S. GAAP, management uses certain non-GAAP measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance.  Investors are cautioned that EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are not financial measures under U.S. GAAP.  Management uses these measures to focus on the on-going operations, and believes that they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity

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of the Company.  Management uses EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs.  Reconciliations of net income to EBITDA, EBITDA to Adjusted EBITDA, net income to Adjusted Net Income, and diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release.  In addition, these measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations;  (6) the ability to carry out the Company’s strategic initiatives and manage associated costs including the acquisition of U.S Corrugated; and (7) the tax impact of the federal incentive program for alternative fuel mixtures.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended September 30,		Variance
	2011	2010	%	2011	2010	%
Net sales	$215,842	$207,493	4.0%	$637,366	$583,111	9.3%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	146,038	142,212	-2.7%	431,832	419,197	-3.0%
Depreciation and amortization	11,960	11,129	-7.5%	36,529	33,624	-8.6%
Freight and distribution expenses	19,319	20,161	4.2%	56,829	56,279	-1.0%
Selling, general and administrative expenses	8,720	7,631	-14.3%	26,892	23,672	-13.6%
Other operating income	292	250	16.8%	870	760	14.5%
Operating income	30,097	26,610	13.1%	86,154	51,099	68.6%

Foreign exchange gain / (loss)	(456)	301	-251.5%	(121)	(597)	79.7%
Interest expense, net	617	772	20.1%	1,944	2,433	20.1%
Amortization of debt issuance costs	419	538	22.1%	1,266	1,797	29.5%
Income before provision for income taxes	28,605	25,601	11.7%	82,823	46,272	79.0%
Provision (benefit) for income taxes	12,110	(12,765)	194.9%	33,038	(5,578)	692.3%
Net income	$16,495	$38,366	-57.0%	$49,785	$51,850	-4.0%

Net income per share:
Basic	$0.36	$0.83		$1.08	$1.13
Diluted	$0.35	$0.82		$1.05	$1.11

Weighted-average number of shares outstanding:
Basic	46,379,537	45,984,422		46,241,251	45,795,023
Diluted	47,494,425	47,049,913		47,455,133	46,892,468

Effective tax rate	42.3%	-49.9%		39.9%	-12.1%

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,342	$67,358
Trade accounts receivable, net of allowances	78,676	66,640
Other receivables	4,112	2,780
Inventories	77,824	73,324
Prepaid income taxes	—	348
Prepaid expenses and other current assets	3,391	2,403
Deferred income taxes	2,377	9,394
Total current assets	233,722	222,247

Plant, property and equipment, net	457,813	466,019
Restricted cash	15,000	—
Other assets	2,142	3,996
Intangible assets, net	19,970	22,654
Goodwill	54,511	4,811
Total assets	$783,158	$719,727

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$18,835	$18,835
Other current borrowings	623	—
Accounts payable	57,149	55,504
Accrued expenses	21,610	22,986
Accrued compensation costs	19,280	18,229
Accrued income taxes	1,525	—
Total current liabilities	119,022	115,554

Long-term debt, net of current portion	78,924	92,857
Accrued pension and post-retirement benefits	6,415	6,454
Deferred income taxes	41,283	17,917
Other liabilities	64,125	68,311
Total other liabilities	190,747	185,539

Stockholders’ equity:
Common stock $0.0001 par value	5	5
Additional paid-in capital	229,508	224,844
Retained earnings	243,872	194,087
Accumulated other comprehensive income (loss)	4	(302)
Total stockholders’ equity	473,389	418,634
Total liabilities and stockholders’ equity	$783,158	$719,727

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating activities:
Net income	$16,495	$38,366	$49,785	$51,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,960	11,129	36,529	33,624
Stock-based compensation expense	705	676	3,226	2,833
Excess tax benefits from stock-based compensation	(423)	(59)	(1,181)	(447)
Amortization of debt issuance costs	418	538	1,266	1,797
Loss on disposal of fixed assets	441	168	623	628
Deferred income taxes	15,924	(25,385)	30,215	(18,730)
Changes in operating assets and liabilities	5,432	7,707	(16,419)	19,581
Net cash provided by operating activities	$50,952	$33,140	$104,044	$91,136

Investing activities:
KPB acquisition earn-out payment	$—	$—	$(49,700)	$—
CKD acquisition	—	—	—	638
Restricted cash	(15,000)	2,500	(15,000)	2,500
Capital expenditures	(13,348)	(8,325)	(26,262)	(23,829)
Net cash used in investing activities	$(28,348)	$(5,825)	$(90,962)	$(20,691)

Financing activities:
Proceeds from revolving credit facility	$—	$—	$7,600	$76,700
Repayments on revolving credit facility	—	—	(7,600)	(84,100)
Repayments of long-term debt	(4,709)	(7,307)	(14,127)	(25,293)
Proceeds from other current borrowings	—	—	2,273	2,564
Repayments on other current borrowings	(415)	(641)	(1,650)	(1,920)
Loan amendment costs	—	—	(244)	—
Debt issuance costs for new credit facility	(788)	—	(788)	—
Payment of withholding taxes on vested restricted stock awards	(86)	—	(952)	(624)
Proceeds from exercises of stock options	396	233	1,017	777
Excess tax benefits from stock-based compensation	423	59	1,181	447
Proceeds from issuance of shares to ESPP	95	70	192	70
Other	—	—	—	111
Net cash used in financing activities	$(5,084)	$(7,586)	$(13,098)	$(31,268)

Net increase / (decrease) in cash and cash equivalents	17,520	19,729	(16)	39,177
Cash and cash equivalents-beginning of period	49,822	21,888	67,358	2,440
Cash and cash equivalents-end of period	$67,342	$41,617	$67,342	$41,617

KapStone Paper and Packaging Corporation

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$16,495	$38,366	$49,785	$51,850
Interest expense, net	617	772	1,944	2,433
Amortization of debt issuance costs	419	538	1,266	1,797
Provision for income taxes	12,110	(12,765)	33,038	(5,578)
Depreciation and amortization	11,960	11,129	36,529	33,624
EBITDA (Non-GAAP)	$41,601	$38,040	$122,562	$84,126

Alternative fuel mixture tax credits	—	—	—	(22,195)
Stock-based compensation expense	705	676	3,226	2,833
Adjusted EBITDA (Non-GAAP)	$42,306	$38,716	$125,788	$64,764

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$16,495	$38,366	$49,785	$51,850
Income tax adjustments	1,262	—	1,262	—
Cellulosic Biofuel tax credit	—	(20,660)	—	(20,660)
Alternative fuel mixture tax credits	—	—	—	(14,737)
Stock-based compensation expense	407	449	1,939	1,881
Adjusted Net Income (Non-GAAP)	$18,164	$18,155	$52,986	$18,334

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.36	$0.83	$1.08	$1.13
Income tax adjustments	0.03	—	0.03	—
Cellulosic Biofuel tax credit	—	(0.45)	—	(0.45)
Alternative fuel mixture tax credits	—	—	—	(0.32)
Stock-based compensation expense	0.01	0.01	0.04	0.04
Adjusted Basic EPS (Non-GAAP)	$0.40	$0.39	$1.15	$0.40

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.35	$0.82	$1.05	$1.11
Income tax adjustments	0.03	—	0.03	—
Cellulosic Biofuel tax credit	—	(0.44)	—	(0.44)
Alternative fuel mixture tax credits	—	—	—	(0.31)
Stock-based compensation expense	0.01	0.01	0.04	0.04
Adjusted Diluted EPS (Non-GAAP)	$0.39	$0.39	$1.12	$0.40

KapStone Paper and Packaging Corporation

Supplemental Information

Net Debt and Debt to Equity Ratio

(In thousands)

(unaudited)

	Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Calculation of Net Debt

Current portion of LT debt	$18,835	$18,835	$18,835	$18,835	$18,835
Other borrowings	623	1,038	1,656	—	644
Borrowings on revolving line of credit	—	—	—	—	—
Long term debt, net	78,924	84,030	88,331	92,857	97,157
Unamortized debt issuance costs	2,221	2,612	3,020	3,203	3,612

	100,603	106,515	111,842	114,895	120,248

Less cash and restricted cash	(82,342)	(49,822)	(22,478)	(67,358)	(41,617)

Total Net Debt (non GAAP)	$18,261	$56,693	$89,364	$47,537	$78,631

Decrease (increase) during the quarter	$38,432	$32,671	$(41,827)	$31,094	$27,677

Debt to Equity ratio calculation

Net debt	$18,261	$56,693	$89,364	$47,537	$78,631
Equity	$473,389	$455,257	$435,967	$418,634	$403,062

Ratio	3.9%	12.5%	20.5%	11.4%	19.5%

KapStone Paper and Packaging Corporation

Supplemental Information

Cash Flow From Operations and Adjusted Free Cash Flow

(In thousands)

(unaudited)

	2011	2011	2011	2010	2010
	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep

Cash flow from operations (GAAP)	$50,952	$40,638	$12,454	$44,940	$33,140

Less capital expenditures	(13,348)	(8,236)	(4,678)	(14,489)	(8,325)

Adjusted free cash flow (Non-GAAP)	$37,604	$32,402	$7,776	$30,451	$24,815

Average diluted shares outstanding	47,494,425	47,416,400	47,454,574	47,238,832	47,049,913

Adjusted free cash flow per share	$0.79	$0.68	$0.16	$0.64	$0.53